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                                                                     EXHIBIT 5.1

                         [Letterhead of Crowe & Dunlevy]


    MICHAEL M. STEWART                          AT&T MAIL crowedun!stewartm
DIRECT LINE (405) 235-7747                  INTERNET stewartm@crowedunlevy.com
 DIRECT FAX (405) 272-5238                X.400 /C=us/A=attmail/O=attmail/DDA.ID
                                                       =crowedun!stewartm

                                October 31, 2000

GMX RESOURCES INC.
One Benham Place
9400 N. Broadway, Suite 600
Oklahoma City, OK 73114

Gentlemen:

         We have acted as counsel to GMX RESOURCES INC. ("Company") in connection with the registration under the Securities Act of 1933 as amended ("Act") of up to 2,500,000 Units consisting of one share of common stock and one redeemable warrant ("Warrant") to purchase one share of common stock ("Units") and 200,000 Underwriters' warrants to acquire Units ("Underwriters' Warrants") on Form SB-2 ("Registration Statement"). The Units and the Underwriters' Warrants are referred to herein as the "Securities".

         A Registration Statement under the Act with respect to the Securities is being filed with the Securities and Exchange Commission on or about October 31, 2000.

         We have examined and are familiar with originals or copies, the authenticity of which has been established to our satisfaction, of all such documents, corporate records and other instruments as we have deemed necessary to express the opinion hereinafter set forth. Based on the foregoing, it is our opinion that (i) the authorized but unissued shares of Common Stock included in the Securities to be issued in the manner described in the Registration Statement upon issuance thereof in exchange for the consideration described in the Registration Statement will be validly issued, fully paid and non-assessable; and (ii) the Warrants and the Underwriters' Warrants upon issuance in the manner described in the Registration Statement will be valid and binding obligations of the Company.

         We consent to the use of this opinion as an exhibit to the above mentioned Registration Statement and for the use of our name in such Registration Statement and the Prospectus included therein under the heading "Legal Matters".

                             Respectfully submitted,

                             CROWE & DUNLEVY,
                             A Professional Corporation

                             By:     /s/ Michael M. Stewart
                                     ---------------------------
                                     Michael M. Stewart